Exhibit 99.1






                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT


         This First Amendment to Employment Agreement ("First Amendment") is entered into and is effective as of March 31st, 2004 by and between NATIONAL BANK OF THE REDWOODS, a National Banking Association (the "Bank") and STEPHEN A. FLEMING (the "Executive").

                                    RECITALS


A. Whereas pursuant to that certain Employment Agreement (the "Agreement") dated as of December 1, 2003 and made by and between the Bank and the Executive, the Bank agreed to employ the Executive as its President and Chief Executive Officer, and the Executive agreed to accept such employment on the terms and conditions set forth in the Agreement.

B. The Bank and the Executive have agreed that the text of the Agreement should be amended formally as specified in this First Amendment to reflect certain actions taken pursuant to the Agreement since the Commencement Date.

            C. Words defined in the Agreement shall have the same meaning in this First Amendment.

                                    AGREEMENT


         For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

         1. Stock Options. Section 5(g) of the Agreement shall be amended so as to read as follows:

                  "(g) Stock Options. Subject as hereinafter provided, the Executive shall be eligible to receive grants of stock options with respect to shares of common stock of REB as follows:

                           (i)      As of the Commencement Date, the Executive
shall be granted options with respect to 50,000 such shares. Of these, options with respect to 18,000 of such shares will be incentive stock options (within the meaning of, and to the extent permitted by, Section 422 of the Internal Revenue Code of 1986, as amended) granted under the terms of the 2001 REB Employee Stock Option Plan (the "Stock Option Plan"). The options with respect to the remaining 32,000 such shares (the "Non-Plan Options") will not be incentive stock options granted under the Stock Option Plan but will be granted pursuant to a separate stock option agreement that will mirror, as nearly as possible, the terms of the Stock Option Plan.


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                           (ii) If the Executive is still employed by the Bank
as of December 1, 2004, and provided that neither the Bank nor the Executive has given notice to terminate this Agreement prior to that date, the Executive shall be granted options under the Stock Option Plan with respect to an additional 50,000 such shares; and

                           (iii) Subject to development and adoption by the NBR
Board of a five year business plan for the Bank, the Executive will be eligible to receive a grant of options of an additional 100,000 such shares under the Stock Option Plan, the terms and conditions of which grant will be reflected in such business plan.

                           With respect to each such grant the following
conditions shall apply:

                                (1) not less than 25 per cent of the  options
included in each grant will vest on each anniversary of the date of grant to the intent that each grant will be fully vested as of the fourth anniversary of each such grant;

                                (2) all such options will be issued with an
exercise price equal to the market value of the underlying shares on the effective date of grant;

                                (3) all such options granted under the Stock
Option Plan will be subject to the terms and conditions of the Stock Option Plan, a copy of which has been provided to the Executive;

                                (4) REB will register the Non-Plan Options with
the SEC as soon as reasonably practical by means of a Form S-8 filing; and

                                (5) the grant of the options referred to in
sub-sections (ii) and (iii) above are subject to the formal approval of amendments to the Stock Option Plan necessary to permit such options to be granted and the Bank shall have no liability to the Executive if such amendments are not approved;"

         2. Arbitration. Section 8(k) of the Agreement shall be amended by deleting therefrom the following sentences:

                  "All findings of fact shall be final and non-appealable, except as provided by the Arbitration Rules. Findings of law shall be appealable."

         3. Miscellaneous.

                3.1 The parties hereby confirm that the Agreement, as amended by this First Amendment, remains in full force and effect.

                3.2 This First Amendment shall be binding upon successors, assigns, heirs and personal representatives of the parties.

                3.3 This First Amendment shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of California.



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                3.4  The Agreement, as amended by this First Amendment,
constitutes the entire agreement between the parties relating to the subject matter thereof and supersedes all prior understandings, agreements or representations, written or oral, with respect thereto.

                3.5 No amendment, modification or addition to this First Amendment shall be valid unless it shall be in writing and signed by both parties.

                3.6 This First Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         AS WITNESS WHEREOF the parties have entered into this Agreement as of the date first mentioned above.



Bank:             NATIONAL BANK OF THE REDWOODS,
                  a National Banking Association

                  By:  /s/ Patrick W. Kilkenny
                       ---------------------------------------
                  Name:  Patrick W. Kilkenny
                         ----------------------------
                  Title:   Chairman
                           --------------------------


Executive:        /s/ Stephen A. Fleming
                  -----------------------------------
                  STEPHEN A. FLEMING








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